UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019 (June 12, 2019)

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	NASDAQ Global Market

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, Reata Pharmaceuticals, Inc.  (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2019. At the Annual Meeting, the Company’s stockholders approved the Reata Pharmaceuticals, Inc. Second Amended and Restated Long Term Incentive Plan (the “LTIP”), which was adopted by the Company’s Board of Directors (the “Board”) on February 27, 2019, subject to stockholder approval at the Annual Meeting. The effective date of the LTIP is June 12, 2019 (the “Effective Date”). The LTIP provides for the reservation of an aggregate of 6,804,443 shares of the Company’s Class A common stock or Class B common stock (together, the “Common Stock”) in connection with awards of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards and substitute awards, dividend equivalents, other stock-based awards and cash awards, any of which may be further designated as performance awards, to eligible officers, employees, directors and consultants of the Company and its subsidiaries who are selected by the compensation committee of the Board to receive such an award. Additionally, on January 1, 2020 and January 1 of each calendar year occurring thereafter and prior to the expiration of the LTIP, the number of shares reserved under the LTIP will automatically be increased by an amount equal to four percent (4%) of the number of shares of Common Stock outstanding on a fully diluted basis as of the close of business on the immediately preceding December 31 (calculated by adding to the number of shares of Common Stock outstanding, all outstanding securities convertible into Common Stock on such date on an as-converted basis).  However, the compensation committee of the Board may act prior to January 1 of a given year to provide that there will be no automatic increase in the number of shares reserved under the LTIP for the year or that the increase will be smaller. For purposes of clarity, the only shares of Common Stock that will count against the share limit described above are shares of Common Stock issued in connection with awards granted on or after the Effective Date and shares of Common Stock issued in connection with awards granted under the LTIP prior to its amendment and restatement that are outstanding immediately prior to the Effective Date.

A description of the material terms and conditions of the LTIP is provided on pages 9-17 of the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2019 (the “Proxy Statement”), and the full text of the LTIP is included as Appendix A to the Proxy Statement, which description and text are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described in Item 5.02 above, the Company held its Annual Meeting on June 12, 2019. As of April 18, 2019, the record date for the Annual Meeting (the “Record Date”), 24,416,689 shares of the Company’s Class A common stock (“Class A Common Stock”) and 5,639,204 shares of the Company’s Class B common stock (“Class B Common Stock”) were outstanding and entitled to vote at the Annual Meeting.  Holders of Class A common stock were entitled to one vote per share held as of the Record Date, and holders of the Company’s Class B common stock were entitled to three votes per share held as of the Record Date. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

1.    Each of the following persons was duly elected by the Company’s stockholders as a director for a term expiring at the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, removal or death, with votes as follows:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
J. Warren Huff	29,008,882	1,929,241	5,258,455
Jack B. Nielsen	23,411,682	7,526,441	5,258,455

2.

The Company’s Second Amended and Restated Long Term Incentive Plan, which amends and restates the Company’s Amended and Restated 2007 Long Term Incentive Plan, was approved by the stockholders, with votes as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,710,690	7,220,009	7,423	5,258,456
3.

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, was ratified by the stockholders, with votes as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,661,298	48,137	487,143	0

No other matters were submitted for stockholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: June 13, 2019	By:	/s/ Michael D. Wortley
Michael D. Wortley
Chief Legal Officer and Executive Vice President

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